EXHIBIT 5

                [Letterhead of Ehrenreich Eilenberg & Krause LLP]

                                                     August 2, 2002

Pharmos Corporation
99 Wood Avenue South
Suite 311
Islein, New Jersey  08830

         Re:      Registration Statement on Form S-8
                  Relating to 2,000,000 Shares of Common Stock

Gentlemen:

      You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to up to 2,000,000 shares of Common Stock of Pharmos Corporation (the "Company") that may from time to time be sold by the Company upon exercise of options that have been granted pursuant to the stock option plan referenced in the Registration Statement (the "Plan"). Such shares are referred to as the "Option Shares."

      We have reviewed copies of the Restated Articles of Incorporation of the Company (including amendments thereto), the Amended and Restated By-laws of the Company, the Registration Statement, exhibits thereto and the previously filed Registration Statement incorporated by reference therein, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

      Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the terms of the Plan, and any applicable agreement governing the issuance of such shares, will be duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchnage Commission thereunder.

                                               Very truly yours,
                                               Ehrenreich Eilenberg & Krause LLP